[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

April 21, 2006

Board of Trustees

TIAA-CREF Institutional Mutual Funds

730 Third Avenue

New York, N.Y. 10017-3206

Re:	TIAA-CREF Institutional Mutual Funds

Trustees:

We hereby consent to the reference to our name under the caption “Legal Matters” in the registration statement on Form N-14 for TIAA-CREF Institutional Mutual Funds filed on April 21, 2006. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Steven B. Boehm
Steven B. Boehm